Exhibit 23


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-19011) of Microvision, Inc. of our report dated March 26, 1997 appearing on page 29 in this Annual Report on Form 10-KSB.


PRICE WATERHOUSE L.L.P.
Seattle, Washington
March 31, 1997